INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Manugistics Group, Inc. on Form S-8 (File Nos. 33-67994, 33-67996, 33-89490, 33-89492, 33-98820, 333-09481, 333-36983, 333-60439, 333-62993, and 333-32172)
and Form S-3 (File Nos. 333-47133 and 333-58353) of our reports dated March 23, 2000, appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. and subsidiaries for the year ended February 29, 2000.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
McLean, VA
May 12, 2000